LIST OF SCHEDULES AND EXHIBITS

Exhibit A – Note Exhibit B –

Reserved

Exhibit C- Assignment and Assumption Agreement Exhibit D -

Reserved

Exhibit E - Bill of Sale Exhibit F –

Power of Attorney

Exhibit G – Notice to Borrowers Schedule 1.1(a) -

List of Assets Schedule 1.1(e) - Loans

Schedule 1.2(a) – Excluded Assets Schedule 1.5 -

Assumed Liabilities Schedule 1.6 – Allocation of

Purchase Price

Schedule 2.4 – Required Consents and Approvals Schedule

2.10 – Seller’s Litigation Schedule Schedule 2.11 - List of

Material Contracts Schedule 2.12(a) - List of Union

Employees Schedule 2.12(b) - List of Other Employees

Schedule 2.12(c) – Seller’s Employee Plans

1

Exhibit A

Note

PROMISSORY NOTE

Principal Amount: $1,792,000.00	Place of Issuance: Chicago, IL
Issue Date: December 23, 2014	Maturity Date: February 6, 2015

FOR VALUE RECEIVED, MIDWEST BUSINESS CREDIT, INC., a Delaware corporation having its principal place of business at 500 N. Dearborn, Suite 605, Chicago, IL 60654 (“MBC”), and Q LOTUS HOLDINGS, INC., a Nevada corporation having its principal place of business at 500 N. Dearborn, Suite 605, Chicago, IL 60654 (“Q Lotus” and collectively with MBC, the “Borrower”), hereby promise to pay on or before FEBRUARY 6, 2015 (the “Maturity Date”), to the order of MW BUSINESS CREDIT, LLC f/k/a Midwest Business Credit, LLC, a Nevada limited liability company (together with its successors and assigns, the “Holder”), at 710 E. Ogden Avenue, Suite 250, Naperville, IL 60563, or at such other location as the Holder may otherwise direct in writing from time to time, the principal amount of ONE MILLION SEVEN HUNDRED AND NINETY-TWO THOUSAND 00/100 DOLLARS ($1,792,000.00) in lawful money of the United States.

Article 1. Purchase Agreement. This promissory note (this “Note”) is the “Note” of MBC and Q Lotus referred to in that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of December __, 2014 and entered into by and between the Holder and MBC. Capitalized terms used in this Note but not otherwise defined shall have the meanings given thereto in the Purchase Agreement.

Article 2. Payment of Principal. The Borrower covenants and agrees that it will duly and punctually pay the principal sum of ONE MILLION SEVEN HUNDRED AND NINETY-TWO THOUSAND 00/100 DOLLARS ($1,792,000.00) on the Maturity Date. The Note shall mature and become due and payable in full on Maturity Date without any further notice by Holder.

Article 3. Payment of Interest. No interest shall accrue on the outstanding balance of this Note through the Maturity Date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at a rate equal to ten percent (10%) per annum (the “Interest Rate”). In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

Article 4. Fees and Expenses. All reasonable fees and expenses incurred by the Holder (including, without limitation, attorneys’ fees and expenses) in collecting amounts due under this Note shall be paid by the Borrower to the Holder upon demand therefore.

Article 5. Events of Default. The occurrence of any of the events set out below as (a) and (b) or a default under the Purchase Agreement (“Events of Default”) shall, at the option of Holder, make this Note immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind:

(a) Payments. The Borrower fails to pay any amount due pursuant to this Note whether at stated maturity, upon acceleration or otherwise.

2

(b) Insolvency. An order for relief is entered against the Borrower by any United States Bankruptcy Court; the Borrower does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h)); the Borrower makes an assignment for the benefit of creditors; the Borrower applies for or consents to the appointment of a custodian, receiver, trustee or similar officer for it or for all or any substantial part of its assets, or such a custodian, receiver, trustee or similar officer is appointed without the application or consent of the Borrower; the Borrower institutes (by petition, appli- cation, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; any such proceeding is instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, execution or similar process is issued or levied against a material portion of the assets of the Borrower.

Article 6. Waiver of Presentment, Demand and Dishonor.

(a) The Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including, but not limited to, exemptions provided by or allowed under the U.S. Bankruptcy Code (or similar state laws affecting creditors’ rights) and any successors thereto), both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

(b) No failure on the part of the Holder to exercise any right or remedy hereunder with respect to the Borrower, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to demand the debt of the Borrower evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of demand or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

Article 7. Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without reference to the choice of law principles thereof.

Article 8. Amendment; Waiver. No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by the Borrower and the Holder and, then, only to the extent set forth in such writing.

Article 9. No Jury Trial. The Borrower acknowledges and agrees that any controversy that may arise under this Note is likely to involve complicated and difficult issues. ACCORDINGLY, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE. The Borrower certifies and acknowledges that (i) the Holder has not represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) the Borrower understands and has considered the implications of this waiver, and (iii) the Holder has been induced to accept this Note by, among other things, the waivers and certifications in this Article.

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Article 10. Commercial Transaction. The Borrower acknowledges that this Note is executed as part of a commercial transaction. Q Lotus acknowledges that it is the sole shareholder of MBC and that the transactions contemplated by the Purchase Agreement and will inure to the financial benefit of the Q Lotus.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note this      day of December, 2014.

Midwest Business Credit, Inc.,
a Delaware corporation

By:	/s/ Gary A. Rosenberg
Name:	Gary A. Rosenberg
Title:	Chairman & CEO

Q Lotus Holdings, Inc.,
a Nevada corporation

By:	/s/ Gary A. Rosenberg
Name:	Gary A. Rosenberg
Title:	Chairman & CEO

4

Exhibit B

Reserved

5

Exhibit C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is executed as of December 23, 2014 by MW Business Credit, LLC f/k/a Midwest Business Credit, LLC. a Nevada limited liability company, having an office at 710 E. Ogden Avenue. Suite 250, Naperville, IL 60563 (“Seller or Assignor”), and Midwest Business Credit, Inc., a Delaware corporation, having its principal place of business at 500 N. Dearborn, Suite 605, Chicago, IL 60654 (“Buyer or Assignee”).

For valuable consideration, the receipt and adequacy of which are acknowledged, as of the date hereof, Seller has TRANSFERRED, GRANTED, ASSIGNED, SOLD, CONVEYED, ENDORSE and DELIVERED and does by these presents TRANSFER, GRANT, ASSIGN, SELL, CONVEY, ENDORSE and DELIVER to Buyer, its successors and assigns, without recourse to or representation or warranty by Seller and Buyer accepts such assignment and transfer all of Seller’s right, title and interest in to and under the following:

(i) all Loans defined in that certain Asset Purchase Agreement, dated as of December 23, 2014. between Seller and Buyer (“Agreement”,) all collateral, all security deposits, commitments to lend, all security for and guaranties of the payment of the foregoing, and all documents and instruments related to the foregoing (including but not limited to, promissory notes, guaranties, security agreements, loan agreements, mortgages, deeds of trust, collateral assignments of leases, schedules, collateral assignments of agreements, agreements or addenda, letter of credit reimbursement agreements, letters of credit that secure the Loans, bills of sale, evidence of insurance, life insurance and title insurance policies, capital stock and other ownership interests, make-well agreements, financing statements, certificates of title, cross-default and/or cross-collateral agreements, assignment documents and any other agreements or instruments providing security for, relating to or affecting the foregoing loan transactions (the “Loan Documents”), and all rights appurtenant to the foregoing, as well as all fees and other unpaid amounts owed or owing, whether now existing or hereafter arising, to Seller by the borrowers in respect of such Loans or other finance transactions (collectively, the “Purchased Loans”).

(ii) copies of all records, data and other materials relating to the Purchased Loans (in any form or medium) including, without limitation, credit information, data accounting records, property records, surveys, environmental reports, plans and specifications, appraisals, evaluations, licenses, license applications, litigation files, if any, and other materials related to any of the foregoing items (collectively, the “Purchased Records”); and

(iii) all insurance and indemnity claims (but excluding any such claims relating to liabilities not assumed by Buyer) relating to the Purchased Loans and Purchased Records and the Assumed Liabilities (as hereinafter defined), promissory notes, security agreements, mortgages, deeds of trust, assignments, title insurance policies, life insurance policies, interests in property and liability insurance, guaranties, and all claims, causes of action, demands, equities, priorities, privileges, powers, benefits, rights, titles, interests and all monies, payments, fees, revenues and other sums payable and to be payable to Seller and to which Seller is or may hereafter become entitled related thereto (together with the Purchased Loans and Purchased Records, collectively, the “Purchased Assets”).

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TO HAVE AND TO HOLD the above described Purchased Assets, together with all rights. titles, interests, liens, guaranties, privileges, claims, demands and equities existing and to exist in connection therewith or as security therefor unto Buyer, its successors and assigns, forever.

Concurrently with this Assignment. Seller agrees to (a) endorse each original note included in the Purchased Assets as follows: “Pay to the order of Midwest Business Credit, Inc., without recourse and without representation or warranty, except for such representations and warranties as are set forth in that certain Asset Purchase Agreement, effective as of December 23, 2014, between MW Business Credit, LLC, as Seller, and Midwest Business Credit, Inc., as Buyer”; and (b) deliver to Assignee each such note and original guaranty thereof and arrange to deliver to Assignee all other Purchased Assets as soon as practicable.

Seller hereby assigns to Buyer all financing statements filed in connection with each of the Purchased Assets naming Seller or its predecessors as secured party, and Buyer, its successors and assigns, is hereby authorized to file assignments, amendments, continuations or financing statements in lieu of Continuation for each of those financing statements.

Buyer hereby assumes and agrees to perform and discharge all liabilities and obligations of Seller pursuant to the Purchased Loans and the Assumed Liabilities set forth on Schedule 1.5 of the Agreement. The foregoing liabilities and obligations of Seller being assumed by Buyer hereunder shall be collectively referred to as the “Assumed Liabilities” and all other liabilities of any type or nature are specifically excluded and not assumed by Buyer. Effective on and after the Closing Date (as defined in the Agreement), Buyer will be a party to the Loan Documents in lieu of Seller and will be obligated to perform all of the obligations of Seller under the Loan Documents, if any. Buyer agrees that it will perform in accordance with the terms all of the obligations under the Loan Documents required to be performed by it as assignee of Seller. Seller relinquishes its rights and is released from its obligations under the Loan Documents.

By the transfer and assignment herein referenced, the priority of the liens and security interests in favor of Seller by reason of any of the above-referenced instruments and security documents shall be deemed preserved and maintained in favor of Buyer as Seller’s successor in interest, to the extent permitted by applicable law.

From time to time after the date hereof, upon request of Buyer, Seller, without further consideration, shall cooperate with Buyer and shall duly execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances and powers of attorney and take such other actions and give such assurances as may be reasonably required to convey to and vest in Buyer and to protect Buyer’s right title and interest in and enjoyment of all the Purchased Assets intended to be assigned, transferred and conveyed pursuant to and as provided in and subject to the provisions of this Assignment and as may lie appropriate otherwise to carry out the transactions contemplated by this Assignment including without limitation, assignments of liens, transfers of letter-of-credit rights and appropriate endorsements to insurance policies. Seller shall hold in trust and promptly pay or deliver to Buyer any amounts or items which may be received by Seller after the date hereof which constitute Purchased Assets and Buyer shall similarly hold in trust and deliver to Seller any amounts received by Buyer which are the property of Seller.

Nothing in this Assignment shall be construed to be a modification of, or limitation on, any provision of the Agreement by and between Assignor and Assignee.

Executed as of the date first above written.

7

SELLER:
MW BUSINESS CREDIT, LLC

By:	/s/ Timothy D. Bellcourt
Name:	Timothy D. Bellcourt
Title:	Manager

BUYER:
MIDWEST BUSINESS CREDIT, INC.

By:	/s/ Gary A. Rosenberg
Name:	Gary A. Rosenberg
Title:	Chairman & CEO

8

Exhibit D

Reserved

9

Exhibit E

BILL OF SALE

THIS BILL OF SALE is made this 23rd day of December, 2014 by MW Business Credit, LLC f/k/a Midwest Business Credit, LLC, a Nevada limited liability company (the “Seller”), and Midwest Business Credit, Inc., a Delaware corporation (the “Purchaser”).

WITNESSETH:

That for the consideration set forth in that certain Asset Purchase Agreement dated December___, 2014 and entered into by and between Seller and Purchaser (the “Purchase Agreement”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Seller does hereby sell, assign, transfer and convey absolutely unto Purchaser, all of Seller’s right, title and interest in and to the Assets (as defined in the Purchase Agreement), including but not limited to all items identified in Exhibit “I” attached hereto, excluding the Excluded Assets (as defined in the Purchase Agreement), including but not limited to all items identified in Exhibit “II” attached hereto.

To have and to hold the Assets unto Purchaser, and its successors and assigns, forever.

Seller hereby represents and warrants to Purchaser that (i) it owns good, marketable and merchantable title to the Assets, (ii) it has full power, right and authority to make this Bill of Sale, and (iii) the Assets are free and clear of all liens, security interest and encumbrances of any kind whatsoever, except such encumbrances, if any, that are set forth in Exhibit “III” attached hereto. Seller, for itself and for its successors and assigns, does hereby fully warrant and will forever defend the right and title to the Assets unto Purchaser, and its successors and assigns, against the lawful claims of all persons whomsoever.

IN WITNESS WHEREOF, this Bill of Sale has been signed, sealed and delivered by Seller as of the day and year first above written.

MW BUSINESS CREDIT, LLC

By:	/s/ Timothy D. Bellcourt
Name:	Timothy D. Bellcourt
Title:	Manager

10

Exhibit “I” to Bill of Sale

TANGIBLE ASSETS USED IN BUSINESS

FURNITURE

●	3 L-Shape desks

●	3 Hutch with two drawer lateral file

●	1 Credenza

●	1 Leather love seat

●	2 Leather guest chairs

●	1 Computer table

●	1 Coffee table

●	1 Conference table

●	8 Side chairs

●	5 Non-matching desk chairs

●	7 Five high lateral file cabinets

●	1 Fire proof file cabinet

●	2 Two drawer lateral files

●	2 Storage racks

●	1 Book case

●	1 Two door storage cabinet

ELECTRONIC EQUIPMENT/SOFTWARE

●	Six desk top computer

●	One fax/printer/copier (Brother)

●	William Stucky & Associates software and related license

●	Quick Books software and related license

OTHER

●	One Under Counter Refrigerator

●	One microwave

●	Miscellaneous office supplies

11

Exhibit “II” to Bill of Sale

EXCLUDED ASSETS

BOOKS & RECORDS

●	All books and records related to Seller’s organization and structure, including, without limitation, Seller’s corporate book, etc.

●	All books and records related to the financing of Seller’s business operations, including, without limitation, all records related to the lenders set forth on Schedule 2.11.

●	All records of the Business related to Seller’s accounts payable.

● All records related to any Excluded

Assets. OTHER (Personal Property of Timothy Bellcourt)

●	Flat Screen TV and Stereo System

●	All art work

●	All plants

12

Exhibit “III” to

Bill of Sale

ENCUMBRANCES

Any lien or encumbrance the Illinois Department of Revenue may have, including, without limitation, any rights it may have pursuant to a Bulk Sale Stop Order B-98802 issued on February 15, 2012.

13

Exhibit F

LIMITED POWER OK ATTORNEY

STATE OF ILLINOIS

COUNTY OF COOK

KNOW ALL MEN BY THESE PRESENTS, that MW Business Credit, LLC. f/k/a Midwest Business Credit, LLC. a Nevada limited liability company (“Seller”), with an office at 710 E. Ogden Avenue, Suite 250, Naperville, II. 60563, hereby nominates, constitutes and appoints Midwest Business Credit, Inc., a Delaware corporation (“Buyer”), with an office at 500 N, Dearborn, Suite 605, Chicago, IL 60654. with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power in its name and on its behalf, subject to, in accordance with and only relating to the terms of the Asset Purchase Agreement dated as of December 23, 2014 by and between Seller and Buyer to do all such acts and execute, deliver and register all such documents as shall be requisite or appropriate to:

(i) assign, release and/or maintain perfected all security interests and liens conveyed by Seller to Buyer pursuant to that certain Assignment and Assumption, dated as of December ___, 2014 (the “Assignment”) from Seller to Buyer, by executing, delivering and filing in appropriate public offices any and all assignments, transfers, amendments, releases and other instruments or documents deemed necessary or desirable, upon terms and conditions acceptable to Buyer with respect to the Purchased Assets (as defined in the Assignment);

(ii) Confirm Buyer’s title to all Assets conveyed by Seller to Buyer pursuant to the Assignment, including without limitation, all promissory notes, guaranties, letters of credit, make-well agreements, deeds of trust, mortgages, collateral assignments of leases, and other collateral documents;

(iii) assign, release and/or maintain in effect all title insurance policies, life insurance policies, property and liability insurance relating to any of the Purchased Assets and notify the issuers of such policies of the change in beneficiary, loss payee, assignee, additional insured or other party thereto as a result of the transfer of the Purchased Assets to Buyer;

(iv) endorse Seller’s name upon any notes, checks, drafts, money orders or other forms of instruments made payable to Seller or its affiliates with respect to the Purchased Assets received after the date hereof (and as to which Buyer is entitled pursuant to the Assignment); and

(v) negotiate and enter into any settlements with any insurance companies in any case where Seller is the insured or loss payee and Buyer is entitled to proceeds pursuant to the Assignment.

in each such case granting unto such agent and attorney-in-fact full power and authority to do all such acts and things as the undersigned could do if personally present, hereby ratifying and confirming all such acts as said agent and attorney-in-fact shall do by virtue of this limited Power of Attorney.

No person dealing with Buyer, as attorney-in-fact, shall be under any duty to see to or make any inquiry concerning proper application of any funds or properly paid or delivered to Buyer. Any act or thing lawfully done hereunder by Buyer, as attorney-in-fact, shall be binding upon Seller, its successors and assigns.

14

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed in Chicago. Illinois this 23rd day of  December, 2014.

MW Business credit, LLC

By:	/s/ Timothy D. Bellcourt
Name:	Timothy D. Bellcourt
Title:	Manager

STATE OF ILLINOIS

COUNTY Of COOK

On                    , 2014. before me____________, a Notary Public, personally appeared Timothy Bellcourt, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public
My Commission expires:

15

Exhibit G

NOTICE OF ASSIGNMENT OF LOANS

____________, 2014

[BORROWER]

[Borrower Address]

Re:	[Revolving Credit and Term Loans] from Midwest Business Credit, LLC n/k/a MW Business Credit, LLC to [BORROWER]

Dear Ladies and Gentlemen:

Notice is hereby given that Midwest Business Credit, LLC n/k/a MW Business Credit, LLC has sold and assigned all of its right, title and interest, as Lender, in and to the above referenced Loans (together with all collateral and proceeds related thereto) to Midwest Business Credit, Inc. pursuant to the Asset Purchase Agreement of even date herewith by and between Midwest Business Credit, LLC n/k/a MW Business Credit, LLC and Midwest Business Credit, Inc. Such sale and assignment is effective on and after                      , 2014.

Until you receive contrary instructions from Midwest Business Credit, Inc., you should send all loan payments to:

ABA:

For credit to Midwest Business Credit, Inc.

Account No.:

Re: [BORROWER]

All checks should be made payable to Midwest Business Credit, Inc. Any questions that you may have should be directed to:

Midwest Business Credit, Inc.

Attention: Gary A. Rosenberg

Telephone: 312-498-0301

Telecopy:

No further checks relating to the Loans should be made payable to Midwest Business Credit, LLC, but rather should be made payable to Midwest Business Credit, Inc. All loan servicing requests or questions should be directed to Midwest Business Credit, Inc. as set forth above. Any change in any of the above instructions can only be made by Midwest Business Credit, Inc.

16

Midwest Business Credit, Inc. looks forward to continuing the relationship by serving your financial needs.

Very truly yours,

MW Business Credit, LLC

By:
Name:
Title:

17

SCHEDULE 1.1(a)

TANGIBLE ASSETS USED IN BUSINESS

FURNITURE

●	3 L-Shape desks

●	3 Hutch with two drawer lateral file

●	1 Credenza

●	1 Leather love seat

●	2 Leather guest chairs

●	1 Computer table

●	1 Coffee table

●	1 Conference table

●	8 Side chairs

●	5 Non-matching desk chairs

●	7 Five high lateral file cabinets

●	1 Fire proof file cabinet

●	2 Two drawer lateral files

●	2 Storage racks

●	1 Book case

●	1 Two door storage cabinet

ELECTRONIC EQUIPMENT/SOFTWARE

●	Six desk top computer

●	One fax/printer/copier (Brother)

●	William Stucky & Associates software and related license

●	Quick Books software and related license

OTHER

●	One Under Counter Refrigerator

●	One microwave

●	Miscellaneous office supplies

18

SCHEDULE 1.1(e)

LOANS

1.	Bevel Granite Company with approximate outstanding balance of $700,000;

2.	Q Lotus Holdings, Inc. with approximate outstanding balance of $478,000; and

3.	Q Lotus Holdings, Inc. with approximate outstanding balance of $164,000.

END OF SCHEDULE

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SCHEDULE 1.2(a)

EXCLUDED ASSETS

BOOKS & RECORDS

●	All books and records related to Seller’s organization and structure, including, without limitation, Seller’s corporate book, etc.

●	All books and records related to the financing of Seller’s business operations.

●	All records of the Business related to Seller’s accounts payable.

●	All records related to any Excluded Assets.

OTHER (Personal Property of Timothy Bellcourt)

●	Flat Screen TV and Stereo System

●	All art work

●	All plants

20

SCHEDULE 1.5

ASSUMED LIABILITIES

1.	All liabilities and obligations of Seller related to, associated with or in respect of any of the Loans.

2.	All liabilities and obligations of Seller related to the Lease.

3.	All liabilities and obligations of Seller related to that certain William Stucky & Associates software for the Business, including, without limitation, a quarterly maintenance fee.

4.	All liabilities and obligations of Seller related to that certain midwestbusinesscredit.com Internet domain name.

5.	All liabilities and obligations of Seller related to that certain 630-548-4601 telephone number (and related rollover lines) and 630-548-2755 facsimile number.

6.	All liabilities and obligations of Seller associated with the lease by Seller of a telephone system for the Business.

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SCHEDULE 1.6

ALLOCATION OF PURCHASE PRICE

1. Loans: $1,342,000.00 less a discount of $150,000.00 = $1,192,000; and

2. Assets referenced in Section 1.1(a) to (h) except Loans - $600,000

22

SCHEDULE 2.4

REQUIRED CONSENTS AND APPROVALS

Approval of the members of Seller as set forth in Section 2.2 of the Agreement.

23

SCHEDULE 2.10

SELLER’S LITIGATION SCHEDULE

None.

24

SCHEDULE 2.11

LIST OF MATERIAL CONTRACTS

1. All loan/credit agreements between Seller and the borrowers set forth on Schedule 1.1(e) and all agreements and documents related thereto.*

2. The Lease.*

3. Unsecured promissory notes of Seller and all agreements and documents related thereto with the following with an outstanding approximate balance as of 12/1/14 of:

A. Husain	$300,000.00
NI	$81,000.00
F. Husain	$45,229.84
M. Husain	$961,000.00
MS Enterprises	$1,047,000.00
Main Street Partnership	$670,000.00
R. Witt	$110,000.00
S. Westfield	$15,000.00
T. Bellcourt	$242,000.00
TNT	$144,143.23
U. P	$100,000.00
Total Notes	$3,714,373.07

* = Assumed by Buyer

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SCHEDULE 2.12(a)

LIST OF UNION EMPLOYEES

None.

26

SCHEDULE 2.12(b)

LIST OF OTHER EMPLOYEES

1.	Timothy Bellcourt

2.	Linda Canino

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SCHEDULE 2.12(c)

SELLER’S EMPLOYEE PLANS

None.

28